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                                                                       Exhibit 8

                               POWER OF ATTORNEY

     The undersigned, General Electric Company, a New York corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

            Joan C. Amble                        Daniel Janki
            Nancy E. Barton                      Jonathan K. Sprole
            Kathryn A. Cassidy                   Barbara J. Gould
            Iain MacKay                          Peter J. Muniz
            Leon E. Roday                        Robert L. Lewis
            Ward Bobitz                          Wendy E. Ormond
            Patricia Merrill                     Amy Fisher
            Michael A. Gaudino                   Mark F. Mylon
            Robert O. O'Reilly, Sr.              Nelson Gonzalez
            Preston Abbot                        Ricardo Silva
            Barbara Lane                         Michael E. Pralle
            Murry K. Stegelmann                  Joseph E. Parsons
            James Ungari                         Mark D. Kaplow
            J. Gordon Smith                      Stewart Koenigsberg
            John L. Flannery                     Kevin Korsh

     Each Attorney shall have the power and authority to do the following:

     To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by General Electric Capital Services, Inc., General Electric Capital Corporation or any of their subsidiaries.

     And, in connection with the foregoing, to execute and deliver all documents, acknowledgements, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

     Agreements, commitments, documents, instruments, and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

     Unless sooner revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on March 31, 2004.

     IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 12th day of March, 2002.

                                         General Electric Company

     (Corporate Seal)

                                         By: /s/ Philip D. Ameen
                                             -----------------------------------
                                             Philip D. Ameen, Vice President

Attest:

/s/ Robert E. Healing
------------------------------------------
Robert E. Healing, Attesting Secretary